Ex. 99.1

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this announcement, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

This announcement is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy securities in the United States or in any other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Neither this announcement nor anything herein forms the basis for any contract or commitment whatsoever. Neither this announcement nor any copy hereof may be taken into or distributed in the United States. The securities referred to herein have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration. No public offer of securities is to be made by the Company in the United States.

Wynn MACAU

Wynn Macau, Limited

永利澳門有限公司*

(Incorporated in the Cayman Islands with limited liability)

(Stock Code: 1128 and Debt Stock Codes: 5279, 5280, 40102, 40259, 40357)

ISSUANCE OF ADDITIONAL US$750,000,000 5.625% SENIOR NOTES DUE 2028 (TO BE CONSOLIDATED AND FORM A SINGLE SERIES WITH THE US$600,000,000 5.625% SENIOR NOTES DUE 2028 ISSUED ON 26 AUGUST 2020)

AND

DISCLOSURE PURSUANT TO RULE 13.18 OF THE LISTING RULES

* *For identification purposes only.*

Reference is made to the announcement of the Company dated 14 December 2020 in relation to the proposed issuance of additional senior notes.

The Company is pleased to announce that on 15 December 2020 (New York time), the Company entered into the Purchase Agreement with Deutsche Bank AG, Singapore Branch, as representative of the Initial Purchasers, and the Initial Purchasers in connection with the issuance of the Additional Notes.

The Company estimates that the net proceeds from the offering of the Additional Notes (including a premium of 3% of the principal amount of the Additional Notes, after deducting discounts of the Initial Purchasers and estimated offering expenses payable by the Company and excluding accrued interest from 26 August 2020, to but not including the issue date of the Additional Notes), will be approximately US$765.9 million. The Company intends to use the net proceeds from the offering to facilitate the repayment of a portion of the amounts outstanding under the Wynn Macau Credit Facilities.

The Company is applying to the Stock Exchange for the listing of, and permission to deal in, the Additional Notes by way of debt issue to Professional Investors only, and has received an eligibility letter from the Stock Exchange for the listing of the Additional Notes. Admission of the Additional Notes to the Stock Exchange and quotation of the Additional Notes on the Stock Exchange are not to be taken as an indication of the merits of the Company or the Additional Notes.

Although none of the Company's controlling shareholders (as defined in the Listing Rules), including WRL, are parties to the Purchase Agreement or the Indenture, the Indenture will contain a change of control provision that would, if triggered, give rise to a right in favor of the holders of the Additional Notes to require the Company to repurchase the Additional Notes. Certain circumstances that will constitute a change of control are described in this announcement. The disclosure relating to the right in favor of the holders of the Additional Notes to require the Company to repurchase the Additional Notes is made pursuant to Rule 13.18 of the Listing Rules.

As the conditions precedent to completion of the Purchase Agreement may or may not be satisfied and the Purchase Agreement may be terminated upon the occurrence of certain events, shareholders of the Company and prospective investors are advised to exercise caution when dealing in the securities of the Company.

The Company conducted an offering of the Additional Notes to Professional Investors on 15 December 2020. Deutsche Bank AG, Singapore Branch has been appointed as the Sole Global Coordinator and Left Lead Bookrunner, Goldman Sachs & Co. LLC, Banco Nacional Ultramarino, S.A., Bank of China Limited, Macau Branch, Bank of Communications Co., Ltd. Macau Branch, BNP Paribas, BOCI Asia Limited, BofA Securities, Inc., DBS Bank Ltd., Industrial and Commercial Bank of China (Macau) Limited, J.P. Morgan Securities plc, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and United Overseas Bank Limited, Hong Kong Branch (incorporated in Singapore with limited liability) have been appointed as Joint Bookrunners. The Company is pleased to announce that on 15 December 2020 (New York Time), the Company entered into the Purchase Agreement with Deutsche Bank AG, Singapore Branch, as representative of the Initial Purchasers, and the Initial Purchasers in connection with the Notes Issue.

THE PURCHASE AGREEMENT

Date	:	15 December 2020 (New York time)
Parties	:	(1) the Company;
		(2) Deutsche Bank AG, Singapore Branch, as representative of the Initial Purchasers; and
		(3) the Initial Purchasers.

The Additional Notes have not been and will not be registered under the Securities Act, and may be offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, outside the United States to non-U.S. persons (as defined in Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act and professional investors as defined in Chapter 37 of the Listing Rules, and in accordance with any other applicable laws. None of the Additional Notes will be offered or sold to the public in Hong Kong and none of the Additional Notes will be placed to any Connected Person of the Company.

Principal terms of the Additional Notes

Issuer	:	The Company
Aggregate principal amount	:	US$750,000,000
Offering price	:	103.000% of the principal amount of the Additional Notes plus accrued interest from 26 August 2020 to, but not including the issue date of the Additional Notes
Issue date	:	22 December 2020
Interest rate	:	5.625% per annum, payable semi-annually in arrears on 26 February and 26 August of each year. Interest will accrue from 26 August 2020
Maturity date	:	26 August 2028, unless earlier redeemed in accordance with terms thereof
First interest payment due date	:	26 February 2021

Ranking of the Additional Notes

The Additional Notes will be general unsecured obligations of the Company and will (1) rank equally in right of payment with all of the Company's existing and future senior unsecured indebtedness, (2) rank senior to all of the Company's existing and future subordinated indebtedness and any related guarantees thereon, if any, (3) be effectively subordinated to all of the Company's existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and (4) be structurally subordinated to all existing and future liabilities of the Company's subsidiaries, including the Wynn Macau Credit Facilities. As of 30 September 2020, the Group had secured long-term debt of US$2,058.0 million under the Wynn Macau Credit Facilities in accordance with U.S. GAAP, and the Group may incur additional secured and/or unsecured indebtedness and other obligations in the future.

Events of default

The events of default under the Additional Notes include, among others:

(1) default for 30 days in the payment when due of interest on the Additional Notes;

(2) default in the payment when due (at maturity, upon redemption, repurchase or otherwise) of the principal of, or premium, if any, on the Additional Notes;

(3) failure by the Company to comply with:

  a. any payment obligations (including, without limitation, obligations as to the timing or amount of such payments) relating to the repurchase by the Company of the Additional Notes at the option of the holders of the Additional Notes upon certain change of control events or special put option events as described in the Indenture;

  b. the covenants relating to merger, consolidation or sale of assets;

(4) failure by the Company for 60 days after receipt of written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Additional Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture not identified in paragraphs (1), (2) or (3) above;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its subsidiaries (or the payment of which is guaranteed by the Company or any of its subsidiaries), whether such indebtedness or guarantee existed on the date of the Indenture, or is created after the date of the Indenture, if that default results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness the maturity of which has been so accelerated, aggregates US$50.0 million (or the equivalent thereof) or more, if such acceleration is not annulled within 30 days after written notice as provided in the Indenture;

(6) failure by the Company or any of its Significant Subsidiaries to pay final non-appealable judgments rendered against the Company or any Significant Subsidiary aggregating in excess of US$50.0 million (or the equivalent thereof), which judgments are not paid, bonded, discharged or stayed for a period of 60 days; or

(7) certain events of bankruptcy or insolvency described in the Indenture.

In the case of an event of default arising from certain events of bankruptcy or insolvency, all outstanding Additional Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Additional Notes then outstanding may declare all the Additional Notes to be due and payable immediately.

Covenants

The Additional Notes and the Indenture will limit the Company's ability to, among other things:

(1) effect a consolidation or merger; and

(2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole (but for the avoidance of doubt, a pledge of an asset or property shall not be considered as a sale, assignment, transfer, conveyance or disposal of such asset or property).

Redemption

Optional Redemption

At its option, the Company may redeem the Additional Notes, in whole or in part, at any time or from time to time prior to 26 August 2023 at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Additional Notes to be redeemed; and

(2) a "make-whole" amount as determined by an independent investment banker in accordance with the terms of the Indenture, plus in either case accrued and unpaid interest to, but not including, the redemption date.

Prior to 26 August 2023, the Company may redeem up to 35% of the aggregate principal amount of the Additional Notes (including additional notes issued under the Indenture) with the net cash proceeds from certain equity offerings. On or after 26 August 2023, the Company may redeem the Additional Notes, in whole or in part, at a premium declining ratably to zero, plus accrued and unpaid interest to, but not including, the redemption date.

Gaming Redemption

Subject to certain conditions, if any Gaming Authority requires a holder or beneficial owner of the Additional Notes to be licensed, qualified or found suitable under any applicable Gaming Law and the holder or beneficial owner fails to apply or become licensed or qualified within the required time period or is notified that it will not be licensed, qualified or found suitable by any Gaming Authority, the Company will have the right to require the holder or beneficial owner to dispose of its Additional Notes or redeem the Additional Notes at a redemption price equal to the price required by applicable law or by order of any Gaming Authority or the lesser of the principal amount of the Additional Notes and the price that the holder or beneficial owner paid for the Additional Notes, in either case, together with accrued and unpaid interest on the Additional Notes.

Redemption for Tax Reasons

Subject to certain exceptions, the Company may redeem the Additional Notes upon 10–60 days of notice, as a whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to but excluding the date fixed by the Company for redemption, if the Company would become obligated to pay certain additional amounts as a result of certain changes in specified tax laws or certain other circumstances.

The right in favor of the holders of the Additional Notes to require the Company to repurchase the Additional Notes

Although none of the Company's controlling shareholders (as defined in the Listing Rules), including WRL, are parties to the Purchase Agreement or the Indenture, the Indenture will contain a change of control provision that would, if triggered, give rise to a right in favor of the holders of the Additional Notes to require the Company to repurchase the Additional Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, up to but excluding the date of repurchase. The circumstances that will constitute a change of control include:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than to WRL or any of its affiliates;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company or any successor thereto;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined in clause (1) above), other than WRL or any affiliate of WRL becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding voting stock of the Company, measured by voting power rather than number of equity interests;

(4) the first day on which a majority of the members of the board of directors of the Company are not directors who were on the board on the date of the Indenture, or directors who were nominated for election, or who were nominated, elected, or appointed by a majority of the directors who were on the board on the date of the Indenture at the time of such nomination, election or appointment;

(5) the first day on which the Company ceases to own, directly or indirectly, at least 60% of the outstanding equity interests of (and at least a 60% economic interest in) WRM; or

(6) the 30th day following the date on which the Company ceases to be entitled to use the "WYNN" trademark.

A person or group shall not be deemed to beneficially own the voting stock of the Company subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement until the completion of the relevant transaction under such agreement.

Special Put Option

Upon the occurrence of: (1) any event after which none of the Company or any subsidiary of the Company has such licenses, concessions, subconcessions or other permits or authorizations as are necessary for the Company and its subsidiaries to own or manage casino or gaming areas or operate casino games of fortune and chance in Macau in substantially the same manner and scope as the Company and its subsidiaries are entitled to on the date on which the Additional Notes are issued, for a period of ten consecutive days or more, and such event has a material adverse effect on the financial condition, business, properties, or results of operations of the Company and its subsidiaries, taken as a whole; or (2) the termination, rescission, revocation or modification of any licenses, concessions, subconcessions or other permits or authorizations relating to casino or gaming operations which has had a material adverse effect on the financial condition, business, properties, or results of operations of the Company and its subsidiaries, taken as a whole, each holder of the Additional Notes will have the right to require the Company to repurchase all or any part of such holder's Additional Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the date of repurchase.

REASONS FOR THE NOTES ISSUE AND PROPOSED USE OF PROCEEDS

The Company estimates that the net proceeds from the offering of the Additional Notes (including a premium of 3% of the principal amount of the Additional Notes, after deducting discounts of the Initial Purchasers and estimated offering expenses payable by the Company and excluding accrued interest from 26 August 2020, to but not including the issue date of the Additional Notes), will be approximately US$765.9 million. The Company intends to use the net proceeds from the offering of the Additional Notes to facilitate the repayment of a portion of the amounts outstanding under the Wynn Macau Credit Facilities.

LISTING

The Company is applying to the Stock Exchange for the listing of, and permission to deal in, the Additional Notes by way of debt issue to Professional Investors only, and has received an eligibility letter from the Stock Exchange for the listing of the Additional Notes. Admission of the Additional Notes to the Stock Exchange and quotation of the Additional Notes on the Stock Exchange are not to be taken as an indication of the merits of the Company or the Additional Notes.

GENERAL

The disclosure relating to the right in favor of the holders of the Additional Notes to require the Company to repurchase the Additional Notes is made pursuant to Rule 13.18 of the Listing Rules. In accordance with the requirements pursuant to Rule 13.21 of the Listing Rules, the Company will include appropriate disclosure in subsequent interim and annual reports for so long as the above-described right in favor of the holders of the Additional Notes continues to exist under the Indenture.

As the conditions precedent to completion of the Purchase Agreement may or may not be satisfied and the Purchase Agreement may be terminated upon the occurrence of certain events, shareholders of the Company and prospective investors are advised to exercise caution when dealing in the securities of the Company.

ABOUT THE COMPANY

The Company, through WRM, is a developer, owner and operator of destination casino resorts in Macau. WRM holds one of the six concessions or subconcessions authorizing it to own and operate casinos in Macau, and currently owns and operates two integrated casino resorts, "Wynn Palace" and "Wynn Macau".

DEFINITIONS

In this announcement, unless otherwise indicated in the context, the following expressions have the meanings set out below:

"Additional Notes"	:	the US$750,000,000 5.625% senior notes due 2028 (to be consolidated and form a single series with the US$600,000,000 5.625% senior notes due 2028 issued on 26 August 2020)
"Board"	:	board of directors of the Company
"Company"	:	Wynn Macau, Limited, a company incorporated in the Cayman Islands on 4 September 2009 as an exempted company with limited liability
"Connected Person"	:	has the meaning ascribed to it under the Listing Rules
"Exchange Act"	:	the United States Securities Exchange Act of 1934, as amended

"Gaming Authority"	:	any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any national or foreign government, any state, province or city or other political subdivision or otherwise, whether on the date of the Indenture or thereafter in existence, including the Government of the Macau Special Administrative Region and any other applicable gaming regulatory authority or agency, in each case, with authority to regulate the sale or distribution of liquor or any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of their respective affiliates, including WRM
"Gaming Law"	:	the gaming laws, rules, regulations or ordinances of any jurisdiction or jurisdictions to which WRL, the Company or any of their respective affiliates, including WRM, is, or may be, at any time subject
"Group"	:	the Company and its subsidiaries, or any of them, and the businesses carried on by such subsidiaries
"HK$"	:	Hong Kong dollars, the lawful currency of Hong Kong
"Hong Kong"	:	the Hong Kong Special Administrative Region of the People's Republic of China
"Indenture"	:	the agreement dated 26 August 2020 between the Company and the Trustee, that specifies the terms of the Additional Notes, including the interest rate of the Additional Notes and maturity date
"Initial Purchasers"	:	Deutsche Bank AG, Singapore Branch, Goldman Sachs & Co. LLC, Banco Nacional Ultramarino, S.A., Bank of China Limited, Macau Branch, Bank of Communications Co., Ltd. Macau Branch, BNP Paribas, BOCI Asia Limited, BofA Securities, Inc., DBS Bank Ltd., Industrial and Commercial Bank of China (Macau) Limited, J.P. Morgan Securities plc, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and United Overseas Bank Limited, Hong Kong Branch (incorporated in Singapore with limited liability)
"Listing Rules"	:	the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended from time to time
"Macau"	:	the Macau Special Administrative Region of the People's Republic of China
"Notes Issue"	:	the issue of the Additional Notes by the Company

"Professional Investors"	:	(1) qualified institutional buyers within the meaning of Rule 144A under the Securities Act, (2) non-U.S. persons outside the United States as defined under Regulation S under the Securities Act, (3) for persons in Hong Kong, professional investors as defined in Chapter 37 of the Listing Rules and/or (4) for persons outside Hong Kong, a person to whom securities may be sold in accordance with a relevant exemption from public offer regulations in that jurisdiction
"Purchase Agreement"	:	the agreement dated 15 December 2020 (New York time) entered into between the Initial Purchasers and the Company in relation to the issuance of the Additional Notes
"Securities Act"	:	the United States Securities Act of 1933, as amended
"Significant Subsidiary"	:	any subsidiary that (1) contributed at least 10% of the Group's total consolidated income from continuing operations before income taxes and extraordinary items for the most recently ended fiscal year of the Company or (2) owns at least 10% of the total assets of the Group as of the last day of the most recently ended fiscal year of the Company
"Sole Global Coordinator and Left Lead Bookrunner"	:	Deutsche Bank AG, Singapore Branch
"Stock Exchange"	:	The Stock Exchange of Hong Kong Limited
"Trustee"	:	Deutsche Bank Trust Company Americas
"United States"	:	the United States of America
"US$"	:	United States dollars, the lawful currency of the United States
"U.S. GAAP"	:	the Generally Accepted Accounting Principles of the United States
"WRM"	:	Wynn Resorts (Macau) S.A., a company incorporated under the laws of Macau and a wholly-owned subsidiary of the Company
"Wynn Macau Credit Facilities"	:	together, (i) the HK$17.88 billion (equivalent) fully-funded senior term loan facility and (ii) the HK$5.82 billion (equivalent) senior revolving credit facilities extended to WRM on 30 September 2015 as subsequently amended from time to time and refinanced on 21 December 2018

"WRL"	:	Wynn Resorts, Limited, a company incorporated under the laws of the State of Nevada, United States and the Company's controlling shareholder (as defined in the Listing Rules)

By Order of the Board
Wynn Macau, Limited
Dr. Allan Zeman
Chairman

Hong Kong, 16 December 2020

As at the date of this announcement, the Board comprises Matthew O. Maddox and Ian Michael Coughlan (as Executive Directors); Linda Chen (as Executive Director and Vice Chairman); Craig S. Billings (as Non-Executive Director); Allan Zeman (as Independent Non-Executive Director and Chairman); and Jeffrey Kin-fung Lam, Bruce Rockowitz, Nicholas Sallnow-Smith and Leah Dawn Xiaowei Ye (as Independent Non-Executive Directors).